Exhibit 5
                                                                       ---------



                                             January 10, 1997



Three Cities Fund II, L.P.
Three Cities Offshore II C.V.
Terfin International Ltd.
c/o Three Cities Research, Inc.
135 East 57th Street
New York, New York  10022

                            Re: Standstill Agreement
                                --------------------

Gentlemen:

            Reference is made to the Securities Purchase Agreement, dated December 30, 1996 (the "Securities Purchase Agreement"), by and between the undersigned and Three Cities Fund II, L.P., Three Cities Offshore II C.V., and Terfin International Ltd. (the "Purchasers") pursuant to which the Purchasers agreed to purchase from the undersigned, and the undersigned agreed to sell to such Purchasers, the Equity Securities (as defined in the Securities Purchase Agreement) of Family Bargain Corporation, a Delaware corporation (the "Company").

            In consideration of the amount of $10,000.00, the receipt of which is hereby acknowledged, the undersigned hereby covenant and agree with the Purchasers that, for a period of three years from the date hereof, the undersigned will refrain from (a) acquiring direct or indirect beneficial ownership of any shares of any class of capital stock of the Company, or any debt or equity securities (including warrants and options) convertible or exchangeable into, or which may be exercised for, any class of capital stock of the Company, with or without additional cash or consideration; (b) directly or indirectly soliciting proxies or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) in opposition to a recommendation of the Board of Directors of the Company; (c) initiating or inducing or attempting to induce or give material support to any other person to initiate, or in other way participating in, any tender or exchange offer, for acquisition of, shares of the Company or any change of control of the Company, or any proxy solicitation which relates to the Company; (d) initiating any communication with, or responding to any communication from, any shareholder of the Company in his, her or its capacity as a shareholder if such communication relates to any of the matters set forth in (a), (b) or (c) above; or (e) attempting to influence the affairs of the Company in any other manner or respect.

            This letter agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof. The parties hereby agree and acknowledge that the allocation of consideration for the subject matter hereof is the proper allocation, and the parties will not agree to any other allocation.

            This letter agreement shall become effective, and the $10,000.00 (the "Payment") shall be delivered, upon, and only upon, the Closing (as defined in the Securities Purchase Agreement) of the Securities Purchase Agreement. Such Payment shall be made to the undersigned by wire transfer of immediately available funds to an account or accounts designated by the undersigned prior to the Closing.

            This letter agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York.

            This letter agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

                                    Very truly yours,

                                    /s/ Benson A. Selzer
                                    ------------------------------------
                                    BENSON A. SELZER

                                    /s/ Joseph Eiger
                                    ------------------------------------
                                    JOSEPH EIGER

                                    /s/ John A. Selzer
                                    ------------------------------------
                                    JOHN A. SELZER

                                 DUTFORD LIMITED


                                    By: /s/ Joel Handel
                                       -------------------------------
                                      Name:
                                      Title: Attorney-In-Fact


                                COPLEX FOUNDATION

                                        /s/ Joel Handel
                                    By: /s/ Benson A. Selzer
                                       -------------------------------
                                      Name:
                                      Title: Trustee

Accepted and agreed to as of the date first written above:

THREE CITIES FUND II, L.P.

By: TCR Associates, L.P.,
    as General Partner


By: /s/ J. William Uhrig
    --------------------------------
    Name:  J. William Uhrig
    Title:  Attorney-In-Fact


THREE CITIES OFFSHORE II C.V.

By:  TCR Associates Offshore, L.P.,
       as General Partner


By: /s/ J. William Uhrig
    --------------------------------
    Name:  J. William Uhrig
    Title:   General Partner

TERFIN INTERNATIONAL LTD.


By: /s/ J. William Uhrig
    --------------------------------
    Name:  J. William Uhrig
    Title:  Attorney-In-Fact